UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

 Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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(Amendment No. 1)
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Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the SEC Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

DECORIZE, INC.
_______________________________________________________
(Name of Registrant as Specified In Its Charter)

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☐  Fee paid previously with preliminary materials.
☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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DECORIZE, INC.
1938 E. Phelps
Springfield, MO 65802

NOTICE OF ACTION BY
WRITTEN CONSENT OF STOCKHOLDERS

To our Stockholders:

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This Information Statement is furnished by the Board of Directors of Decorize, Inc., a Delaware corporation (“Decorize”), to holders of record of Decorize's common stock, $.001 par value per share, at the close of business on January 12, 2005, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The purpose of this Information Statement is to inform our stockholders that on January 14, 2005, holders of a majority of the voting capital stock of Decorize acted by written consent in lieu of a special meeting of stockholders to authorize and to approve (i) completion of the transactions described under that certain letter agreement made effective as of January 12, 2005, by and among Decorize, SRC Holdings Corporation and Quest Capital Alliance, L.L.C., including the Company’s issuance of additional warrants and modifications of existing warrants and a convertible note and (ii) Decorize’s proposal to the holders of the other outstanding Decorize warrants, to modify such warrants on the same material terms as those warrants held by SRC and Quest were modified in accordance with the letter agreement. Decorize proposes to effect the transactions described in the letter agreement in consideration of SRC and Quest agreeing to guaranty Decorize’s obligations under a new credit line with Bank of America, N.A. Under the letter agreement, Decorize agreed to issue new warrants exercisable for common stock of Decorize, to amend the terms of exercise or conversion of certain outstanding warrants and preferred stock, to issue a convertible note in exchange for an existing note held by SRC, and to issue shares of common stock upon payment of amounts due under the guaranty. This Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law.

The issuance or modification of Decorize’s warrants, preferred stock and convertible note, including any filings made to effect the same, will not be effective until at least 20 days after the initial mailing of the definitive Information Statement.

No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Act of 1934, as amended. This information statement is being mailed to you on or about February ___, 2005.
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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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PLEASE NOTE THAT DECORIZE'S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE TRANSACTIONS CONTEMPLATED BY THE LETTER AGREEMENT AND THE PROPOSAL TO EXCHANGE CERTAIN EXISTING WARRANTS. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER APPROVAL REQUIREMENT, SO NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE ACTIONS.
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By Order of the Board of Directors

By:	/s/ Gaylen Ball
Gaylen Ball
Secretary

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Springfield, Missouri
February __, 2005
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DECORIZE, INC.
1938 E . Phelps
Springfield, Missouri 65802

INFORMATION STATEMENT

INTRODUCTORY STATEMENT

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Decorize, Inc. is a Delaware corporation with its principal executive offices located at 1938 E. Phelps, Springfield, Missouri 65802. Our telephone number is (417) 879-3326. This Information Statement is being sent to our stockholders by the Board of Directors to notify them about action that the holders of a majority of our outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on January 14, 2005, in accordance with the relevant sections of the Delaware General Corporation Law. This action was taken by stockholders of Decorize who own in excess of the required majority of our outstanding common stock necessary for the adoption of the actions.
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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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Copies of this Information Statement are expected to be mailed on or before [____________], 2005, to the holders of record on January 14, 2005, of the outstanding shares of our common stock. Any matters set forth in the letter agreement that are subject to approval of the stockholders will not be completed until at least 20 days after delivery of this Information Statement. This Information Statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.
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We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

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PLEASE NOTE THAT DECORIZE'S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE COMPLETION OF THE TRANSACTIONS CONTEMPLATED BY THE LETTER AGREEMENT, INCLUDING THE ISSUANCE OF THE NEW WARRANTS, THE AMENDMENT TO THE EXISTING WARRANTS AND THE SRC NOTE, THE ISSUANCE OF DEFAULT SHARES AND THE POSSIBLE EXCHANGE OF EXISTING WARRANTS. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THE TRANSACTIONS CONTEMPLATED UNDER THE LETTER AGREEMENT, SO NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE ACTIONS.
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GENERAL INFORMATION

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On January 14, 2005, our Board of Directors authorized and approved, subject to stocholder approval, a letter agreement with SRC Holdings Corporation, a Missouri corporation and stockholder of Decorize and Quest Capital Alliance, L.L.C., a Missouri limited liability company and stockholder of Decorize, which was executed after the close of business on January 14, 2005, but to be effective as of January 12, 2005. The letter agreement requires Decorize (i) to issue warrants exercisable for shares of Decorize common stock, par value $.001 per share, to SRC and Quest, (ii) to reduce the exercise and conversion prices of outstanding Decorize warrants and securities held by SRC and Quest, (iii) to amend an existing promissory note payable by Decorize to SRC to permit the note to be convertible into shares of Decorize common stock, (iv) to obtain life insurance policies on Steve Crowder, the President and Chief Executive Officer of Decorize, with SRC, Quest and Decorize as the beneficiaries under those policies, (v) following notice of the exercise or conversion of such warrants, preferred stock or convertible note, to register under the Securities Act of 1933, as amended, all shares of common stock issued to SRC and Quest, including but not limited to the common stock issued pursuant to the letter agreement, and (vi) to further reduce the exercise and conversion prices of the warrants and securities convertible into common stock, if any amount is paid to Bank of America, N.A., Decorize’s new senior lender, by SRC under its guaranty of the Bank of America credit line, or if SRC’s guaranty is required to extend beyond June 30, 2006.
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Decorize has one class of voting securities, common stock, of which each share is entitled to one vote. As of January 14, 2005, there were 13,166,735 shares of Decorize common stock outstanding. Stockholders holding more then 50% of the votes entitled to be cast approved an amendment authorizing Decorize to complete the transactions contemplated by the letter agreement.
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DESCRIPTION OF SECURITIES

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Our authorized stock consists of 50 million shares of common stock and 10 million shares of preferred stock, $.001 stated value per share. The following is a summary of the terms and provisions of our capital stock.
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Common Stock

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We are authorized to issue up to 50 million shares of common stock, each of which is entitled to one vote per share. The holders of our common stock:
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•	have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors;

•	are entitled to share ratably in all of our company's assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of Decorize's affairs; and

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.

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Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose, and in such event the holders of the remaining shares will not be able to elect any of our directors.
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Preferred Stock

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Our Board of Directors is authorized, without further action by the stockholders, to issue up to 10 million shares of preferred stock and to establish, without stockholder approval, one or more classes or series of Decorize preferred stock having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, and limitations that our Board of Directors may designate. Currently, Decorize has issued and outstanding 500,000 shares of preferred stock, which are designated the Series A Convertible Preferred Stock. The issuance of additional shares of our preferred stock could adversely affect the voting power of holders of our common stock and restrict their rights to receive payments upon our liquidation. It could also have the effect of delaying, deferring or preventing a change in control of Decorize.

On February 13, 2004, Decorize completed a private placement of 500,000 shares of its Series A convertible preferred stock, par value $.001 per share, to SRC Holding Corporation, at a price of $1.00 per share. Each share of Series A preferred stock was initially convertible into one share of common stock, however, under the letter agreement, Decorize agreed to lower the conversion price of the Series A preferred stock to $0.40 per share, such that each share of Series A preferred stock is convertible into 2.5 shares of common stock. The Series A preferred stock ranks prior, both as to payment of dividends and upon liquidation of Decorize, to the common stock. The liquidation preference of the Series A preferred stock is equal to $1.00 per share, plus all accrued and unpaid dividends. Holders of the Series A preferred stock are entitled to receive cumulative quarterly dividends that accrue at an annual rate equal to 8% per annum, compounded annually. Each share of Series A preferred stock is initially convertible into one share of common stock. The Series A preferred stock shall be automatically converted into common stock at the current conversion price on the close of trading on any date on which the closing price of the common stock has been at or above $2.50 per share for at least ten consecutive trading days, and the average trading volume of the common stock has been at least 40,000 shares per day for no less than twenty trading days. The Series A preferred stock is redeemable upon the affirmative vote of the holders of the Series A preferred stock in three installments on the third, fourth and fifth anniversaries of the closing date. The Series A preferred stock is redeemable at Decorize's option at any time upon thirty days' notice to the holders of the Series A preferred stock for a price equal to $1.00 per share, plus the sum of any accrued, unpaid dividends and an optional redemption premium equal to (i) ten percent during the period from the closing date to February 13, 2006, and (ii) five percent during the period from February 14, 2006 through February 14, 2007, the day after the second anniversary of the closing date to the third anniversary of the closing date.
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2

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The holders of Series A preferred stock have the right to appoint two directors of Decorize, voting separately as a class, and those directors may only be removed and replaced by the affirmative vote of a majority in interest of the Series A preferred stock. In addition, Decorize agreed not to consummate any merger, sell substantially all of its assets, enter into a liquidation proceeding, amend its certificate of incorporation or effect any other transaction for which the approval of Decorize’s stockholders is required by Delaware law or any federal securities or securities exchange regulations applicable to Decorize, unless it obtains the approval of the holders of Series A preferred stock or redeems all outstanding shares of Series A preferred stock at the closing of such transaction. Subject to certain exceptions, Decorize also agreed that it will not issue any new shares of preferred stock, common stock or convertible securities without the consent of the holders of Series A preferred stock. Decorize will not issue stock options for more than 250,000 shares of common stock during the next three years without the affirmative vote of the Series A preferred stock, unless such options have an exercise price in excess of $1.40, as adjusted for any capital transactions, or the outstanding Series A preferred stock is redeemed in connection with such transaction.
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Common Stock Warrants

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New SRC and Quest Warrants. Under the letter agreement, Decorize agreed to issue warrants to SRC to acquire 1,500,000 shares of Decorize common stock, and warrants to Quest to acquire 750,000 shares of common stock (the “New Warrants”), at an initial exercise price equal to $0.40 per share. The exercise period of the New Warrants will be 5 years from the date of issuance. The exercise price of the New Warrants is subject to adjustment if Decorize subdivides its outstanding shares into a smaller number of shares, in which case the exercise price will be decreased, or if Decorize combines its shares into a smaller number of shares, in which case the exercise price will be increased. In case of any reclassification, capital reorganization or other change of outstanding shares of common stock, or in case of any consolidation, merger or other business combination or in case of any sale of all or substantially all of the assets of Decorize, Decorize shall adjust the exercise price of the warrants accordingly. Furthermore, the exercise and conversion prices of the New Warrants shall be reduced to the lower of (i) $0.20 per share or (ii) 50% of the 20-day trailing market price, if any amount is paid to Bank of America, N.A., Decorize’s new senior lender, by SRC under its guaranty of the Bank of America credit line, or if SRC’s guaranty is required to extend beyond June 30, 2006.

Modified SRC and Quest Warrants. Decorize also agreed to reduce the exercise price of warrants currently outstanding in favor of SRC and Quest, which are exercisable for an aggregate 1,500,000 shares of common stock and an aggregate 1,057,143 shares of common stock, respectively (the “Existing Warrants”), to $0.40 per share. The exercise period of the Existing Warrants will be reduced such that 50% will expire six months from the date of issuance and the remaining 50% shall expire one year from the date of issuance, and the number of shares for which the Existing Warrants are exercisable will remain the same. The exercise price of the Existing Warrants is subject to the same adjustment mechanisms as applied previously, such that it will be adjusted if Decorize subdivides its outstanding shares into a smaller number of shares, in which case the exercise price will be decreased, or if Decorize combines its shares into a smaller number of shares, in which case the exercise price will be increased. In case of any reclassification, capital reorganization or other change of outstanding shares of common stock, or in case of any consolidation, merger or other business combination or in case of any sale of all or substantially all of the assets of Decorize, Decorize shall adjust the exercise price of the warrants accordingly. The exercise and conversion prices of the Existing Warrants, as modified, would be reduced in the same manner as the New Warrants, to the lower of (i) $0.20 per share or (ii) 50% of the 20-day trailing market price, if any amount is paid to Bank of America, N.A., Decorize’s new senior lender, by SRC under its guaranty of the Bank of America credit line, or if SRC’s guaranty is required to extend beyond June 30, 2006.
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3

Convertible Note

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On October 5, 2004, Decorize issued a promissory note in the aggregate principal amount of $750,000 to SRC, which was issued in substitution for another promissory note previously issued in April 2004. In connection with the transactions contemplated under the letter agreement, the currently outstanding note payable to SRC is to be amended to be convertible into shares of common stock, at an initial conversion price of $0.40 per share, subject to further adjustment as set forth therein. The outstanding principal of SRC’s current demand note, as amended, would be convertible into 1,875,000 shares of common stock at the initial conversion price. The SRC demand note bears interest at prime plus 0.5%, with monthly payments of interest being made on the first day of each calendar month. All amounts outstanding under the new note are payable upon demand from SRC to Decorize. The letter agreement calls for the SRC demand note to be subordinate to the interests of Bank of America under the new credit facility.

PROPOSAL TO AUTHORIZE DECORIZE TO COMPLETE THE TRANSACTIONS
CONTEMPLATED BY A LETTER AGREEMENT AMONG DECORIZE,
SRC HOLDINGS CORPORATION, AND QUEST CAPITAL ALLIANCE, L.L.C.

General

On January 14, 2005, we obtained a one year line of credit from Bank of America, N.A., in the initial original principal amount of up to $4,000,000, through May 31, 2005, and then decreasing to $3,000,000 from June 1, 2005 through maturity (currently set for December 31, 2005), subject to any agreed renewals. The Bank of America credit facility was established under a Loan Agreement entered into between Decorize and Bank of America dated January 12, 2005. The proceeds of the new credit facility will be used primarily for working capital and to pay off certain outstanding debt, including $965,000 owed to CIT Commercial Services, a unit of CIT Group, Inc., for amounts outstanding under global factoring arrangements that are being retired. The closing price of the common stock on January 12 and January 14, 2005, was $0.80 and $0.77, respectively.

Subject to the provisions of the Loan Agreement, Decorize can borrow, repay and reborrow principal under its new credit facility from time to time during its term. As of the date of this Information Statement, Decorize has drawn down an aggregate $2,750,000 under the credit facility, which had availability of approximately $3,100,000 as of that date. The principal amount outstanding from time to time under Bank of America’s credit facility may not exceed lesser of (i) the applicable credit limit (i.e., $4 million before May 31, and $3 million thereafter), or (ii) the sum of (x) 85% of the value of Decorize’s outstanding receivables, excluding certain accounts with affiliates, foreign accounts, and other accounts disqualified by Bank of America, plus (y) the lesser of (1) $1,500,000 or (2) the value of Decorize’s inventory, excluding obsolete, damaged and discontinued items and other items disqualified by Bank of America. Under the Loan Agreement, Bank of America has agreed to issue commercial and standby letters of credit for the benefit of Decorize, in an amount not to exceed $250,000 in the aggregate, and subject to the amount of cash advanced under the line of credit plus amounts outstanding under the letters of credit not being in excess of the applicable credit limit.

Bank of America required, as a condition to closing under the Loan Agreement, that the new credit facility be supported by a $750,000 Commercial Guaranty in the form proposed by the bank. Decorize had approached both SRC and Quest to determine their willingness to provide a guaranty of any new credit facility obtained by Decorize. SRC had agreed to guaranty up to $500,000 of a new credit line, and Quest was willing to provide a guaranty of up to $250,000. During negotiations of the loan documents, Bank of America indicated it would not accept a guaranty by more than one person, so the parties agreed that SRC would execute the full $750,000 guaranty, and Quest would provide a supplemental guaranty, which is made solely for the benefit of SRC, in the amount of $250,000 of the amount guaranteed by SRC. In addition, SRC and James K. Parsons, a director, officer and stockholder of Decorize, each agreed to subordinate all indebtedness owed to them by Decorize to amounts outstanding under Bank of America’s new credit facility.
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4

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Matters Contemplated Under Letter Agreement with SRC and Quest

In consideration of SRC providing the primary $750,000 guaranty and Quest providing its supplemental guaranty, Decorize entered into the letter agreement. Under the letter agreement, Decorize agreed (i) to issue warrants exercisable for shares of Decorize common stock to SRC and Quest, (ii) to reduce the exercise and conversion prices of outstanding Decorize warrants and securities held by SRC and Quest, (iii) to amend an existing promissory note payable by Decorize to SRC to permit the note to be converted into common stock, (iv) to obtain life insurance policies on Steve Crowder, the President and Chief Executive Officer of Decorize, with SRC, Quest and Decorize as the beneficiaries under those policies, (v) to file for the registration of the resale under the Securities Act of 1933, as amended, of common stock issued to SRC or Quest, within 30 days of receiving notice of the exercise or conversion of the warrants or notes issued to them pursuant to the letter agreement, and (vi) to further reduce the exercise and conversion prices of the warrants and securities convertible into common stock, if any amount is paid to Bank of America by SRC under its guaranty of the Bank of America credit line, or if SRC’s guaranty is required to extend beyond June 30, 2006. On January 12, 2005, the date on which the letter agreement was made effective, the closing price of the common stock was $0.80.

Mr. Parsons agreed to subordinate to the new credit facility an aggregate $845,468 owed to him under two promissory notes issued by Decorize. No additional consideration was paid for Mr. Parson’s agreement to subordinate amounts owed to him by Decorize. The notes subordinated by Mr. Parsons were already subordinate to the debt owed to CIT under its factoring arrangement.

Effective at the time of Decorize entering into the new credit facility, and terminating the existing CIT factoring arrangement, Decorize was in compliance with the terms of the CIT arrangement and all debt instruments issued to Mr. Parsons and SRC. Decorize has remained in compliance with those instruments and the Bank of America credit facility at all times subsequent to that time, and through the date of this Information Statement.

Decorize’s obligations under the letter agreement are subject to Decorize first making all appropriate filings and obtaining all approvals required under applicable federal securities laws and the American Stock Exchange, or AMEX. Decorize believes that its completion of the transactions contemplated under the letter agreement, including the issuance and modification of certain Decorize securities as contemplated by the letter agreement, requires the approval of the stockholders of Decorize under applicable AMEX rules and regulations. Decorize’s obligations to issue its warrants, modify its Series A preferred stock and warrants held by SRC and Quest, and the modification of the note payable to SRC, are subject to the completion of (i) any filings to be made with AMEX and the filing and delivery of this Information Statement under Section 14 of the Securities Act and (ii) any related waiting periods. If Decorize failed to obtain all requisite stockholder and other approvals, and as a result was not able to complete the transactions contemplated under the letter agreement, then Decorize would be required to take such actions as are necessary to eliminate the guaranties provided to Bank of America by SRC and Quest, and could be subject to other penalties or liabilities arising under the letter agreement. Since the letter agreement and the transactions contemplated by it have been approved by Decorize’s Board of Directors and stockholders holding a majority of the outstanding shares of common stock, in accordance with all applicable requirements of AMEX and Delaware corporate law, Decorize believes it has obtained the necessary approvals required under the letter agreement and will be able to complete those transactions as required. Decorize filed an Information Statement with respect to the letter agreement and the related transactions that were approved by the stockholders of Decorize, in accordance with the notice requirements of Delaware law and certain rules and regulations of the federal securities laws. Decorize will complete the transactions contemplated by the letter agreement as soon as possible after the 20th day following delivery of the Information Statement to the stockholders of Decorize.

Pursuant to the letter agreement, the following matters have been approved by Decorize’s board of directors and stockholders holding a majority of the outstanding shares of Decorize common stock:

Issuance of New Warrants to SRC and Quest. The letter agreement provides for Decorize to issue New Warrants to SRC and Quest, which are exercisable for 1,500,000 and 750,000 shares of common stock, respectively. The New Warrants have an initial exercise price of $0.40 per share and are exercisable for five years from the date of the letter agreement. The exercise price of the New Warrants is subject to adjustment if Decorize subdivides its outstanding shares into a smaller number of shares, in which case the price will be decreased, or if Decorize combines its shares into a smaller number of shares, in which case the price will be increased. In case of any reclassification, capital reorganization or other change of outstanding shares of common stock, or in case of any consolidation, merger or other business combination or in case of any sale of all or substantially all of the assets of Decorize, Decorize shall adjust the exercise price of the New Warrants. Furthermore, if Decorize fails to pay amounts due or otherwise is in default under the Bank of America credit facility, and as a result SRC is required to pay amounts due under the guaranty, or if the SRC guaranty continues beyond June 30, 2006, then the exercise price of those warrants will be further reduced as noted below.
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5

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Modification Of Outstanding Warrants Held By SRC And Quest. Under the letter agreement, Decorize also agreed to amend the Existing Warrants to reduce the current exercise price to $0.40 per share, as adjusted, and to change the exercise period of the Existing Warrants such that 50% will expire six months from the date of issuance and the remaining 50% shall expire one year from the date of issuance. The number of shares for which the Existing Warrants are exercisable will remain the same. The exercise price of the Existing Warrants will be adjusted if Decorize subdivides its outstanding shares into a smaller number of shares, in which case the price will be decreased, or if Decorize combines its shares into a smaller number of shares, in which case the price will be increased. In case of any reclassification, capital reorganization or other change of outstanding shares of common stock, or in case of any consolidation, merger or other business combination or in case of any sale of all or substantially all of the assets of Decorize, Decorize shall adjust the exercise price of the Existing Warrants. Furthermore, if Decorize fails to pay amounts due or otherwise is in default under the Bank of America credit facility, and as a result SRC is required to pay amounts due under the guaranty, or if the SRC guaranty continues beyond June 30, 2006, then the exercise price of those warrants will be further reduced as noted below.

Modification Of Conversion Price Of Series A preferred stock. Decorize agreed to reduce the applicable conversion price of all outstanding shares of the Series A preferred stock to a conversion price of $0.40 per share. As a result, the outstanding shares of Series A preferred stock, which had been convertible into an aggregate 500,000 shares of common stock, are now convertible into an aggregate 1,250,000 shares of common stock. After the proposed modification to the purchase price, the Series A preferred stock represents approximately 5.1% of the outstanding shares of common stock on a fully diluted basis, compared to 3.8% prior to completion of the transactions contemplated under the letter agreement. The conversion price of the Series A preferred stock is subject to adjustment in substantially the same manner as the Existing Warrants and the New Warrants.

Amendment of SRC’s Promissory Note. Decorize also agreed in the letter agreement to issue to SRC, a second amended and restated promissory note in the principal amount of $750,000 (the “Amended Note”), in replacement of the SRC Note. Amounts outstanding under the Amended Note would be made convertible into shares of common stock at an initial conversion price of $0.40. The conversion price of SRC’s convertible promissory note is subject to adjustment in substantially the same manner as the Existing Warrants and the New Warrants.

Agreement To Issue Shares Upon Default. If Bank of America exercises its rights under SRC’s guaranty, and as a result SRC makes a payment of the guarantied amounts to Bank of America, then Decorize is required to grant 1,250,000 and 625,000 shares of common stock to SRC and Quest, respectively (the “Default Shares”). The Default Shares must be issued within 10 days of the date on which SRC’s payment is made. As of the date of this Information Statement, those shares would represent approximately 7.1% of the total outstanding shares of common stock on a fully diluted basis. The issuance of those shares, being made for no further consideration to Decorize, would likely have a significant downward impact on the trading price of the shares of Decorize common stock.

Additional Decreases In Exercise And Conversion Prices For Common Stock In Connection With SRC’s Guaranty. Under the letter agreement, Decorize agreed that the exercise and conversion prices, as applicable, of the New Warrants, the Existing Warrants, the Series A preferred stock and SRC’s convertible note will be reduced to the lower of (i) $0.20 per share or (ii) 50% of the 20-day trailing market price, if at any time SRC is required to pay any amounts to Bank of America under the guaranty, or if the guaranty continues beyond June 30, 2006. Because future levels of the trading price of the common stock is uncertain, Decorize cannot accurately estimate the number of shares that would be issuable in this event. However, since the highest applicable price is $0.20, which is half the current exercise and conversion prices, there will be no less than twice the number of shares issuable under the warrants, notes and preferred stock held by SRC and Quest than are issuable prior to that time. On the date of this Information Statement, the securities to be issued or modified under the letter agreement represent 7,932,143 shares of common stock, or 32.3% of the currently outstanding shares on a fully diluted basis, after giving effect to the initial issuance of those securities. If that number of shares were doubled, as a result of the drop in the conversion or exercise price, then those securities would represent approximately 44.0% of the outstanding shares on a fully diluted basis, based on the current capital structure of Decorize.
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6

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Registration of Common Stock. The letter agreement requires Decorize, within 30 days of it receiving notice of (a) an exercise of any New Warrants or Existing Warrants held by SRC or Quest, (b) the conversion of SRC’s convertible promissory note into shares of common stock, or (c) the issuance of any Default Shares, to file a registration statement to register, under the Securities Act, the resale of any shares of Decorize common stock to be issued to SRC and Quest. The registration statement will only include shares of common stock that are outstanding or that will be issued at a fixed price, and will not include any shares that may be issued upon exercise prices that are based upon the fluctuating value of common stock.

Potential Dilution from Securities to Be Issued Under Letter Agreement; Further Dilution Upon Issuance of Default Shares; Short Sales

The securities to be issued or modified under the letter agreement would represent 7,932,143 shares of common stock, or 32.3% of the currently outstanding shares on a fully diluted basis as of the date of this Information Statement, after giving effect to the transactions under the letter agreement. Prior to the transactions contemplated under the letter agreement, the securities to be modified represented 3,057,143 shares of Decorize common stock, or 15.7% of the outstanding shares on a fully diluted basis. Completion of the matters under the letter agreement will result in SRC and Quest holding securities convertible into an additional 4,875,000 shares of common stock, which will increase the total ownership of SRC and Quest in Decorize to 25.1% and 7.5%, respectively. As of the date of this information statement, the trading price for the common stock is $0.65 per share, which is 62.5% over the proposed exercise and conversion prices for the securities to be issued and/or modified for SRC and Quest. If SRC or Quest were to immediately exercise their warrants or converted the Series A preferred stock or convertible note, and sold shares of common stock, there would be significant downward pressure on the trading price of Decorize’s common stock. Those sales could be made subsequently or prior to the conversion or exercise by SRC or Quest, through short sales made by either of them that were later fulfilled using the shares issuable upon exercise or conversion. If SRC or Quest did execute short sales, at prices below the then current trading price, and then converted the note or exercised warrants to fulfill the short sale, the purchasers could close on a sale at a price that subsequently becomes higher than the trading range of Decorize stock on a going forward basis.

The warrants and convertible note to be issued to SRC and Quest, and the Series A preferred stock as modified, will contain conversion and exercise price adjustments that take effect if SRC is required to make a payment under its guaranty of the new credit facility. SRC will be required to make a payment under the guaranty if Decorize fails to make payments when due or otherwise defaults under the new credit facility. Under those circumstances, it is likely that Bank of America will have declared a default under the new credit line, with all amounts advanced being immediately due and payable. Similarly, SRC would have the right to demand payment of all amounts due under its subordinated convertible note. Decorize does not believe that it would have sufficient funds to pay either of those amounts in full if the credit facility was in default and no amounts were otherwise available to be advanced to Decorize. As a result, Decorize would have little or no cash flow for operations and would have suffered a material adverse effect to its operations, which would be expected to have a material downward impact on the trading price of Decorize’s common stock. If Decorize thereafter issues the Default Shares to SRC, causing further dilution to the common stock, there would likely be a further reduction in the trading price for Decorize’s common stock, beyond the anticipated drop due to the company’s insolvency or working capital problems.

In addition to changes in the applicable prices in connection with a default or other matter causing Bank of America to execute on the guaranty, the letter agreement provides for the same reduction in the applicable exercise and conversion prices if SRC’s guaranty continues beyond June 30, 2006, regardless of whether or not there is any default under the credit line. Decorize intends to seek removal of the SRC guaranty when the Bank of America facility is due to expire or be renewed on December 31, 2005, and intends to seek alternate financing if it is unable to do so. However, it is possible that Decorize would have no ready alternatives to the Bank of America financing, and that it would be otherwise unable to eliminate the SRC guaranty before June 30, 2006, even if Decorize continues to improve its operating results. In contrast to a reduction made following a default under the credit line, it is possible that the trading price for Decorize common stock in this situation would be within its historical range, or at least in line with the current price of $0.65 per share. As a result, the downward adjustment to the exercise and conversion price of the warrants and convertible securities held by SRC and Quest could be much more drastic, and could lead to a significant decline in the trading price of the common stock. Moreover, if the trading price was over $0.40 and either SRC or Quest anticipated that a repricing event was going to occur, it could sell a significant number of shares of common stock at then current exercise price, which could potentially reduce the adjusted conversion and exercise prices even further by dropping the applicable trading prices following those sales. Those holders could again engage in short-selling practices that could create more dramatic drops in the applicable trading price of the Decorize common stock.
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PROPOSAL TO AUTHORIZE DECORIZE TO MODIFY TERMS OF
CONVERSION FOR OTHER OUTSTANDING WARRANTS

The Board of Directors of Decorize determined that there may be certain advantages to reducing the applicable exercise price, along with limiting the exercise period, for the warrants issued by it in prior financings. Generally, investors in Decorize’s private placements have sought warrant coverage in order to give them a chance to broaden their participation in case of further increases in the applicable trading price. At the same time, Decorize views those warrants as being potential sources of working capital in the future. However, the trading price of Decorize’s common stock has experienced a number of decreases from the pricing levels it enjoyed previously, which has significantly reduced the possibility of those warrants being exercised in the near future. Decorize believes that those warrants likely have a negative impact on its ability to obtain current equity financings, since future investors likely will include all outstanding warrants, including underwater warrants, in determining the relative share in the company it wishes to achieve with its investment. As a result, Decorize believes it may experience some benefits by agreeing on a reduction in the applicable exercise prices of the Existing Warrants held by SRC and Quest.

Because of the advantages perceived in amending the Existing Warrants, our Board of Directors authorized its officers to contact all of the other existing warrant holders for purposes of negotiating the reduction of the applicable exercise periods, in exchange for a reduction in the applicable exercise price, on substantially the same terms as were granted to SRC and Quest. Currently, Decorize has warrants outstanding that are exercisable for an aggregate 4,913,143 shares of common stock, at exercise prices ranging from $1.20 to $4.00 per share. Those outstanding warrants terminate five years from issuance. The warrant holders are a limited number of accredited investors, and any exchange or amendments made with them will be done in accordance with applicable exemptions under the federal securities laws.

Following the meeting of the directors, the written consent signed by stockholders holding a majority of the outstanding shares of common stock authorized Decorize to offer each existing warrant holder an opportunity to amend their existing warrants so that:

(i)	the exercise price of the amended warrants would be reduced to $0.40 per share, subject to the same anti-dilution adjustments currently contained in those warrants,

(ii)
the exercise period for 50% of the warrant shares issuable upon exercise of the warrant would expire in six months, and the exercise period for the remaining shares would expire one year, from the date of amendment, and

(iii)
the applicable exercise price under the amended warrants would be further reduced to the lesser of (i) $0.20 per share or (ii) an amount per share equal to 50% of the trailing twenty day market price for the common stock, if any amount is paid to Bank of America, N.A., Decorize’s new senior lender, by SRC under its guaranty of the Bank of America credit line, or if SRC’s guaranty is required to extend beyond June 30, 2006.

The consent further approved any issuance of common stock or warrants to be made in case Decorize obtains the agreement of one or more of those warrant holders to amend the terms of their Warrants. Please note that Decorize is not making any offering of debt or equity securities at this time, and this Information Statement is not intended to constitute an offer to sell or a solicitation of any offers to purchase any of its securities.
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Even thought Decorize has obtained stockholder approval of the modification of Decorize’s outstanding warrants, it does not intend to enter into any binding negotiations with its current warrant holders to modify their warrants until after it has completed the transactions under the letter agreement. Any changes to the outstanding warrants will not be made until at least 20 days after the date of mailing this Information Statement. Decorize has approached Jon Baker, Jim Parsons and NestUSA, Inc., stockholders of Decorize who currently are believed to hold 20%, 20%, and 3% of the outstanding shares of Decorize common stock, for the purpose of obtaining their approval to the majority stockholder consent for the matters set forth in this Information Statement. Mr. Baker and Mr. Parsons have executed the consent, but NestUSA has not. Each of Mr. Parsons and NestUSA holds a significant number of outstanding warrants, and they are necessarily aware of the possibility that Decorize may be willing, subject to obtaining all requisite approvals, to modify their outstanding warrants, since that was part of the stockholder proposals which they were asked to approve. As of the date of this Information Statement, Decorize has not issued modified warrants to any persons, nor has it entered into any agreement providing for any outstanding warrants to be modified, other than the letter agreement with SRC and Quest.
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PURPOSE OF TRANSACTIONS

Reason for Obtaining Line of Credit; Requirement of SRC Guaranty

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Prior to obtaining the credit line, Decorize and its subsidiaries regularly sold the majority of their accounts receivable to the CIT Group under global factoring arrangements in order to provide Decorize with working capital liquidity. The factoring arrangements, however, provided insufficient capital to enable Decorize to expand its operations. Decorize also believes that obtaining a more traditional financing arrangement with Bank of America through the line of credit ultimately will assist Decorize in building its credit. The proceeds of the new credit facility will be used primarily for working capital and to pay off certain outstanding debt, including $965,000 owed to CIT Commercial Services, a unit of CIT Group, Inc., for amounts outstanding under global factoring arrangements that are being retired.

Decorize examined a number of options and determined that the Bank of America credit line provided Decorize with the most available credit and the best flexibility to implement its business plan. As a condition of obtaining the credit line, Bank of America required that SRC guaranty $750,000 of the line of credit, and after several weeks of negotiations SRC and Decorize agreed to the terms set forth in the letter agreement in consideration of SRC’s agreement to provide the guaranty. Because Decorize will be able to utilize some of the funds available under the credit line to provide it with working capital for growth and for the reasons set forth below, Decorize believes that the credit line and the letter agreement with SRC will benefit Decorize.

Decorize believes that the credit line will enhance its working capital situation and increase the likelihood that it may expand its current operations in Asia, subject to Decorize continuing to improve profitability. It is possible, however, that Decorize will continue to require additional equity and debt financing in order to provide it sufficient operating capital until such time as it can become sufficiently cash flow positive to fund operations on a stand-alone basis.

Reason for Completing the Transactions set forth in the Letter Agreement

Bank of America required Decorize to obtain the $750,000 guaranty from SRC as a condition to securing the new credit facility. During initial discussions with SRC, Decorize did not obtain SRC’s agreement to guaranty the entire $750,000 required by the bank. In order to obtain the total guaranty required by Bank of America, Decorize obtained the agreement of Quest to provide a guaranty of up to $250,000 of the Credit Line, which would limit SRC’s guaranty to $500,000. Following negotiations with Bank of America, the parties agreed to structure the guaranty as being a primary guaranty of $750,000 by SRC, with Quest agreeing to repay SRC up to $250,000 of the total amount guaranteed by SRC.

In order to obtain the guaranties by Quest and SRC, Decorize entered into the letter agreement described in this Information Statement. The terms of the letter agreement were initially provided by SRC and Quest, and were negotiated during December and early January. The directors of Decorize waited until the final negotiations with SRC and Quest were complete before approving the Bank of America credit facility and the related transactions under the letter agreement, which was done on January 14, 2005.
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Reason for Proposed Amendments to Outstanding Warrants

Decorize believes that the changes agreed upon to the Existing Warrants will assist it with any potential private equity financing transactions pursued in the future. In the short term, Decorize believes that by reducing the strike price and making the exercise period for the Existing Warrants terminate within a year, the amendments increase the likelihood that the holders of Existing Warrants will make additional equity investments through the exercise of those warrants, which would provide additional working capital to fund the company’s operations or provide capital for expansion of Decorize’s overseas manufacturing facilities. In the longer term, the amendments should make Decorize a more attractive candidate by removing the significant “overhang,” caused by the potential dilution represented by the unexercised warrants, that currently exists by virtue of Decorize having issued warrants that are currently exercisable for approximately 5.1 million additional shares, which represents more than 25% of its fully diluted equity. Decorize has no current merger or acquisition plans at this time. The amendments will reduce this overhang by eliminating the Existing Warrants within 12 months, either through conversion at the lower price or termination under the shorter expiration period.

Because of the advantages perceived in amending the Existing Warrants, Decorize’s Board of directors authorized its officers to contact all of the other existing warrant holders for purposes of negotiating the reduction of the applicable exercise periods, in exchange for a reduction in the applicable exercise price, on substantially the same terms as were granted to SRC and Quest. Decorize believes that if it is successful in doing so, it will increase the possibility of raising additional capital or, at a minimum, reducing the number of dilutive securities that are outstanding.
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INTEREST OF CERTAIN PERSONS

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The holders of the Series A preferred stock have the right to appoint two directors of Decorize, voting separately as a class. As the current owner of all outstanding shares of Series A preferred stock, SRC has nominated Steve Crowder and Steven W. Fox currently as its directors. In addition, Mr. Crowder was elected as President and Chief Executive Officer in connection with the acquisition by SRC of the Series A preferred stock in February 2004. Mr. Crowder currently serves as a member of the Board of Directors of SRC and is a shareholder of SRC.

The Board of Directors of Decorize approved the new credit facility, the letter agreement and the other matters described in this Information Statement, pursuant to separate votes made at a duly called meeting held on January 14, 2005. The Board of Directors noted that Mr. Crowder and Mr. Fox were both appointed as directors by SRC, that Mr. Crowder is a shareholder and director of SRC, and that Mr. Fox serves on the Management Committee of Quest. The Board of Directors discussed those relationships, and in accordance with Section 144 of the Delaware General Corporation Law (“DGCL”), determined that Mr. Crowder and Mr. Fox should abstain from the vote considering approval of the letter agreement and the related transactions with SRC and Quest. The transactions were approved by a majority of the remaining directors, acting in good faith, as provided in Section 144 of the DGCL.
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STOCKHOLDER APPROVAL

General

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On January 14, 2005, the record date for determination of the stockholders entitled to receive this Information Statement, there were 13,166,735 shares of common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders.

Thus, Decorize needed the affirmative vote of at least a majority of the outstanding shares of our common stock, or 6,583,368 shares to approve the actions contemplated herein. Decorize’s Board of Directors, acting at a duly called and held meeting, adopted a resolution approving the letter agreement, the new credit facility and the Securities Transactions. By action of written consent, dated January 14, 2005, our majority stockholders who own 6,860,888 shares, or 52.1% of the issued and outstanding shares of our common stock, ratified and approved all of these actions, including approval of the letter agreement, amending the Existing Warrants, SRC Note and Series A preferred stock, and to authorize Decorize to approach its current warrant holders to discuss modifying their warrants on the terms approved by the directors and stockholders of Decorize.
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Decorize was in compliance with the terms of the facility at the time it was terminated, however, management believed that the eligible account restrictions under this factoring arrangement were more restrictive than what would be expected under a more traditional credit facility. In December 2004, CIT modified certain of the receivables calculations in a manner that reduced availability, and we believed that as Decorize continued to focus on larger national accounts, certain of those tests could further decrease relative availability under the CIT financing documents. Management believed that a more traditional credit line would eliminate certain of those risks and could allow for greater availability of cash flow for current operations and possible expansion of our manufacturing operations in Asia in the future.

Prior to entering into the Loan Agreeement with Bank of America, Decorize considered certain alternatives to replacing its factoring arrangement with CIT. Initially, management approached CIT to attempt renegotiating the terms of the factoring arrangement, however, CIT insisted on having caps and other restrictions on the volume of eligible customer receivables that would have kept availability below the level that Decorize believed was appropriate.

Following termination of discussions with CIT, Decorize approached other lenders, including more traditional lending institutions, to try and obtain a more favorable facility. Decorize discussed obtaining a replacement arrangement or credit facility with Regions Bank, and its Capital Factors group, but they were not willing to provide Decorize with any financing arrangements. Decorize also made contact with The Signature Bank in Springfield, Missouri, the [local branch of ]Bank of America and Great Southern Bancorp Inc. Decorize approached each of those lenders because they were local and familiar with Decorize and its operations. The Signature Bank was not willing to provide a credit facility that relied on Decorize’s receivables and inventory. Following their review of Decorize’s operating and other financial information, each of Great Southern Bancorp and Bank of America were willing to provide such a facility, but as a condition to doing so each of those lenders required that there be a third-party guarantee to secure the debt.  Great Southern Bancorp was willing to lend an aggregate $3 million to Decorize and it required a guarantee of the entire amount outstanding under the proposed loan. Bank of America agreed to provide a credit line having an initial limit of $4 million, then decreasing after 6 months to $3 million for the remaining term of the facility. In addition, Bank of America was willing to accept a limited guaranty, in the amount of $750,000, but it required that this guaranty be provided by SRC. SRC and Quest were both willing to provide some guaranty of Decorize’s performance, but the bank required that there be only one guarantor. Management believed that the temporary increase in the credit line and the more limited guaranty were significant benefits of the Bank of America proposal. In addition, Bank of America was more well known to Decorize’s overseas manufacturing partners, which allows Decorize to approach some overseas vendors that may not otherwise accept orders from Decorize.

Decorize’s board of directors held a special meeting on December 15, 2004, to consider the proposal made by Bank of America. Management summarized for the directors the discussions held with each of the lenders that Decorize had approached, noting in particular that none of the lenders was willing to provide a credit line without a guaranty. The directors agreed with management’s determination that Bank of America’s proposal was the better of the two that were available, and thereafter authorized management to approach SRC for purposes of determining the terms on which it would provide the guaranty. Decorize’s board met on December 30 and again on January 13 to discuss the status of those meetings and respond to terms that had been proposed by SRC. On the morning of January 14, 2005, the directors approved the terms of the Credit Facility and the Letter Agreement, and authorized the proposals described in this Information Statement.

Effective Date of Proposed Issuances of Securities and Amendments to Existing Series A preferred stock, Warrants and Note

The proposals discussed above will be completed by Decorize issuing the instruments evidencing the referenced securities to SRC and Quest, which we intend to effect as soon as possible following the 20th day after this Information Statement is first mailed to our stockholders.
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Dissenters' Rights

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Stockholders of Decorize do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the transactions contemplated under the letter agreement or the proposed modification of outstanding warrants.
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Security Ownership Of Certain Beneficial Owners And Management Following The Proposed Transactions

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The following table sets forth certain information regarding beneficial ownership of the common stock and Series A preferred stock as of January 14, 2005, but giving effect to the transactions contemplated by the letter agreement, by (i) all persons known by Decorize to be the owner of record or beneficially of more than five percent of the outstanding common stock and/or the outstanding Series A preferred stock, (ii) each director of Decorize, and (iii) all directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to his shares.

	COMMON STOCK		PREFERRED STOCK
Name	Shares Beneficially Owned (1)	Percent of Class (2)	Shares Beneficially Owned (1)	Percent of Class (2)
NestUSA, Inc. 1800 Bering Drive, Suite 755 Houston, TX 77057	1,573,502 (3)	6.4%	-0-	0.0%
Quest Capital Alliance 3140 East Division Springfield, MO 65802	2,334,286 (4)	9.5%	-0-	0.0%
SRC Holdings Corporation 3140 East Division Springfield, MO 65802	6,161,197 (5)	25.0%	500,000	100.0%
Stephen R. Crowder 1938 E. Phelps Springfield, MO 65802	125,000 (6)	*	-0-	0.0%
James K. Parsons 3655 E. Phelps Springfield, MO 65802	3,328,970 (7)	13.6%	-0-	0.0%
Kevin Bohren 3435 Dearborn Ave. #201 Chicago, IL 60404	361,908 (8)	1.6%	-0-	0.0%
Richard Chalker 8830 Catalina St. Prairie Village, KS 66207	-0-	*	-0-	0.0%
Timothy M. Dorgan 350 May Avenue Glen Ellyn, IL 60137	69,101 (9)	*	-0-	0.0%
Steven W. Fox 3140 East Division Springfield, MO 65802	2,359,286 (10)	9.6%	-0-	0.0%
Fabian Garcia 8 A Camden Park Singapore 299799	266,403 (11)	1.1%	-0-	0.0%
Ron Jones 3102 Cabarrus Drive Greensboro, NC 27407	-0-	*	-0-	0.0%
J. Michael Sandel 10823 Dunbrook Houston, TX 77070	711,943	2.9%	-0-	0.0%
Jon T. Baker 6570 E. Farm Rd. 134 Springfield, MO 65802	2,633,741	10.7%	-0-	0.0%
All Executive Officers and Directors as a Group (11 persons)(12)	------	----%	-0-	0.0%
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* Less than 1%

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(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. Any securities held in the name of, and under, the voting and investment authority of a spouse of an executive officer or director have been excluded.

(2)
Reflects the number of shares outstanding on September 9, 2004, and with respect to the percentage calculated for each individual stockholder or group of stockholders, it is assumed that such stockholder or group exercises all of the stock options owned by such individual or group that are exercisable currently or within 60 days of such date.

(3)
Includes 80,000 shares issuable upon exercise of warrants at an exercise price of $4.00 per share, 300,000 shares issuable upon exercise of warrants at an exercise price of $1.50 per share, 216,000 shares issuable upon exercise of warrants at an exercise price of $2.80 per share, 400,000 shares issuable upon exercise of warrants at an exercise price of $1.00 per share, and 157,502 shares issuable upon conversion of a convertible term note, at a conversion price of $1.00 per share. Marwan M. Atalla is the President of this stockholder and has the right to exercise control over the voting and disposition of the shares of common stock owned by it.

(4)
Based upon a Schedule 13-D filed on February 23, 2004. Includes 100,000 shares issuable upon exercise of warrants at an exercise price of $4.00 per share, 357,143 shares issuable upon exercise of warrants at an exercisable price of $2.80 per share, and 600,000 shares issuable upon exercise of warrants at an exercise price of $1.40 per share. Steven W. Fox, a director of Decorize, has disclosed to Decorize that he serves on the Management Committee of Quest Capital Alliance and shares control with the other members of the Management Committee with respect to the voting and disposition of the shares of Decorize common stock owned by Quest Capital Alliance. Accordingly, these shares are also included in Mr. Fox’s beneficial ownership; however, this shall not be deemed an admission that he has beneficial ownership of those shares, and he has disclaimed any pecuniary interest in any securities of Decorize.

(5)
Based upon a Schedule 13-D filed on February 23, 2004. Includes 500,000 shares issuable upon conversion of Series A preferred stock of Decorize, and 750,000 shares issuable upon exercise of warrants at an exercise price of $1.40 per share. John P. Stack is the President of SRC Holdings and has the right to exercise control over the voting and disposition of the shares of Decorize common stock owned by SRC Holdings.

(6)	Includes 125,000 shares issuable upon the exercise of stock options granted under Decorize's stock option plan, at an exercise price equal to $1.40 per share.
(7)	Includes 500,000 shares issuable under warrants at an exercise price of $1.40 per share and 200,000 shares issuable under warrants at an exercise price of $1.20 per share.
(8)	Includes 40,000 shares issuable upon the exercise of stock options granted under Decorize's stock option plan, at an exercise price ranging from $1.20 to $1.22 per share.
(9)	Includes 33,333 shares issuable upon the exercise of stock options granted under Decorize's stock option plan, at an exercise price ranging from $1.20 to $1.22 per share.
(10)
Includes 25,000 shares issuable upon the exercise of stock options granted under Decorize's stock option plan, at an exercise price equal to $1.40 per share. Also includes 100,000 shares issuable upon exercise of warrants at an exercise price of $4.00 per share, 357,143 shares issuable upon exercise of warrants at an exercisable price of $2.80 per share, and 600,000 shares issuable upon exercise of warrants at an exercise price of $1.40 per share, which are held by Quest Capital Alliance. Steven W. Fox, a director of Decorize, serves on the Management Committee of Quest Capital Alliance and shares control with the other members of the Management Committee with respect to the voting and disposition of the shares owned by Quest.

(11)
Includes 53,333 shares issuable upon the exercise of stock options granted under Decorize's stock option plan, at an exercise price ranging from $1.20 to $1.22 per share and another 20,000 shares issuable upon exercise of warrants at an exercise price of $3.00 per share.

(12)	Includes all executive officers and directors of Decorize, as a group, as of January 14, 2005.
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FINANCIAL AND OTHER INFORMATION

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The financial statements of Decorize for the period ending December 31, 2004, were filed in our Quarterly Report on Form 10-QSB for the quarter ended December 31, 2004, copy of which is being sent to all of Decorize’s stockholders along with this Information Statement. These statements were prepared by Decorize's management.
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DELIVERY OF DOCUMENTS TO
SECURITY HOLDERS SHARING AN ADDRESS.

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Only one copy of this Information Statement is being delivered to multiple stockholders sharing an address, unless Decorize has received contrary instructions from one or more of the stockholders. Decorize will deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this document was delivered. A stockholder may mail a written request to Decorize, Inc., Attention: Secretary, 1938 E. Phelps, Springfield, Missouri 65802, or call (417) 879-3326, to request:

•	a separate copy of this Information Statement;

•	a separate copy of Information Statements or Annual Reports of Decorize in the future; or

•	delivery of a single copy of Information Statements or Annual Reports of Decorize, if such stockholder is receiving multiple copies of those documents.
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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 3, 2003, Decorize dismissed its independent public accountants, Ernst & Young LLP. The decision to change accountants was recommended and approved by our board of directors on that same date, following the recommendation of Decorize's audit committee. From April 12, 2002, the date of our former accountant's engagement, until January 3, 2003, there were no disagreements with Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. None of the former accountant's reports on the company's financial statements for the period of their engagement with Decorize contained an adverse opinion or disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

The letter from the former accountants to the office of the Chief Accountant of the SEC stating that they are in agreement with the above statements is attached to Decorize's Form 8-K filed with the SEC on January 6, 2003.

Effective January 6, 2003, Decorize engaged BKD, LLP, as its independent public accountants. During the two most recent twelve month periods ending June 30, 2002 and June 30, 2001 and the period of July 1, 2002 through January 3, 2003, neither Decorize, nor anyone on behalf of Decorize, consulted BKD regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was the subject of a disagreement or a reportable event; and such matters were not an important factor in reaching a decision to engage BKD as our independent public accountants. Decorize instructed BKD to audit its financial statements for the year ended June 30, 2002, in addition to completing its normal year end audit of its fiscal 2003 financials.

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OTHER AVAILABLE INFORMATION

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We are subject to the reporting requirements of the SEC. Accordingly, we are required to file current reports with the SEC including annual reports, quarterly reports, proxy or information statements, and current reports as required by SEC rules. All reports that we file electronically with the SEC are available for viewing free of charge over the Internet via the SEC's EDGAR system at http://www.sec.gov. We will provide without charge to each person who receives a copy of this Information Statement, upon written or oral request, a copy of any information that is incorporated by reference in this Information Statement. Requests should be directed to Stephen R. Crowder, our President and Chief Executive Officer. In addition, you may inspect without charge, and copy all materials that we file with the SEC, at the public reference room maintained by the SEC at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of these materials may also be obtained at prescribed rates by calling the SEC public reference room at 1-800-SEC-0330.
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